                                                                   EXHIBIT 10.17

                                  SCHEDULE I
                                  ----------

                               ESCROW AGREEMENT


THIS ESCROW AGREEMENT is entered into this 29 day of July, 1997 by and among INKTOMI CORPORATION ("Inktomi"), a California corporation, whose address is 1900 South Norfolk Street, Suite 110, San Mateo, California 94403, DATA BASE, INC. ("Escrow Agent"), a Washington corporation, whose address is 307 South 140th Street, Seattle, WA 98168, and MICROSOFT CORPORATION ("Microsoft"), a Washington corporation whose address is One Microsoft Way, Redmond, WA 98052-6399.

     A. Inktomi is the owner of computer programs and supporting documentation that contain confidential information and are protected under copyright and as trade secrets. Inktomi authorizes others to use the computer programs and documentation under writtenagreements which, among other things, require the other party to protect the confidentiality of Inktomi's property.

     B. Computer programs can be expressed in machine-readable form, called binary code, and in human-readable form, called source code or source listings. Generally, parties are unable to modify or correct errors in the binary code without having the source code.

     C. This escrow arrangement is provided to assure Microsoft of access to the source code, binary code and confidential supporting documentation in the event that Inktomi (i) discontinues all or substantially all of its search engine business operations or (ii) ceases to provide software development, error correction, product enhancements and upgrades, and regular maintenance of the computer programs (collectively, "Support") under and in accordance with the Software Development Agreement and/or the Information Services Agreement (the "Agreements") between Inktomi and Microsoft of even date herewith (as it may be amended by mutual agreement of Inktomi and Microsoft from time to time).


     THEREFORE, in consideration of the mutual covenants set forth in this Agreement, Inktomi, Microsoft and Escrow Agent agree as follows:

1.   Confidential Materials.
     ----------------------

     1.1 Escrow Agent, as escrow agent, agrees to accept from Inktomi, for storage purposes only, confidential materials in the form of source code and binary code, program listings, supporting documentation, and other related materials for certain computer programs owned by Inktomi (collectively, "Confidential Materials"). Inktomi will furnish to Escrow Agent a list naming or describing all computer programs for which Confidential Materials are deposited into escrow. This list shall be certified by Inktomi as complete and accurate. A list of computer programs for which Confidential Materials are currently on deposit with Escrow Agent is attached as Exhibit A to this Agreement. This list will be supplemented and updated by Inktomi with each future deposit or withdrawal of Confidential Materials. For each deposit, Escrow Agent will issue receipts to Inktomi.





[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     1.2 Upon each deposit of Confidential Materials, Inktomi shall furnish to Microsoft a copy of the list provided to Escrow Agent pursuant to this Section
1. Such list shall constitute notice to Microsoft that the Confidential Materials listed thereon have been deposited with Escrow Agent. Upon the request of Microsoft, Escrow Agent shall supply to Microsoft copies of all lists furnished by Inktomi to Escrow Agent hereunder. Escrow Agent shall not be required to determine the accuracy or completeness of the list(s) furnished by Inktomi hereunder, nor shall Escrow Agent be responsible for Confidential Materials not actually deposited with it, whether or not such Confidential Materials were required to be deposited under the terms of this Agreement, any license agreement between Inktomi and Microsoft or any other agreement.

2.   Retention of Confidential Materials.  Escrow Agent agrees to hold in
     -----------------------------------
safekeeping the Confidential Materials deposited hereunder, and shall release or disclose any or all such Confidential Materials only in accordance with the terms of this Agreement.

3.   Release of Confidential Materials.  Inktomi authorizes Escrow Agent to
     ---------------------------------
release Confidential Materials only as follows:

     (a) Escrow Agent shall release to Inktomi all Confidential Materials requested by written demand of both Inktomi and Microsoft, provided that such Confidential Materials are specifically identified to the satisfaction of Escrow Agent, and provided that all fees payable to Escrow Agent for performance of its services hereunder have been fully paid.

     (b) Provided that all fees payable to Escrow Agent for the performance of its services hereunder have been fully paid, all Confidential Materials shall be returned to Inktomi at any time that Escrow Agent ceases doing business or is unable to hold the same in accordance with the terms of this Agreement due to forces beyond its reasonable control; provided however, that Escrow Agent gives such advance notice to Inktomi and Microsoft as is reasonably practicable, but in no event less than thirty (30) days.

     (c) In the event of (1) a demand by Microsoft pursuant to Subsection 4.1 hereof which is not disputed by Inktomi in the manner and within the time prescribed in Subsection 4.2 hereof, or (2) a determination by the panel of arbitrators in accordance with Section 5 hereof that (A) the applicable Agreement remains in force and effect and (B) Inktomi has discontinued all or substantially all of its search engine business operations or has ceased to Support the Confidential Materials on a timely basis as required under the terms of the applicable Agreement, then Escrow Agent shall, upon the receipt from Microsoft of full payment for the costs and expenses of duplication, make duplicate copies of those Confidential Materials which relate to the computer program or programs with respect to which demand is made and shall deliver such duplicate copies to Microsoft. Escrow Agent agrees that the "Write-Protect Ring" on magnetic tape reels furnished to Escrow Agent by Inktomi shall not be removed at any time.

     (d) Escrow Agent shall release such Confidential Materials to such persons and in such manner as shall be directed by order of any court of competent jurisdiction pursuant to

Section 6 or otherwise. Escrow Agent may also release Confidential Materials pursuant to the provisions of Section 11 below.

4.   Demand and Dispute.
     ------------------

     4.1 In the event Microsoft desires release of Confidential Materials relating to one or more computer programs, Microsoft shall make written demand on Escrow Agent therefor, specifically designating the computer program or programs for which Confidential Materials are requested. Such demand must be accompanied by all of the following documents and certificates, each executed under oath by an authorized officer or representative of Microsoft:

     (a) A certified true copy of a notice that Microsoft has mailed to Inktomi at the address stated in this Agreement. The notice must contain a statement that Microsoft has determined that Inktomi has discontinued all or substantially all of its search engine business operations or has ceased to Support the Confidential Materials on a timely basis as required under the terms of the Agreements.

     (b) A certificate stating that (i) Microsoft mailed to Inktomi, registered or certified mail, the notice described in Paragraph 4.1(a) above, and that ten
(10) business days have elapsed from such mailing without response from Inktomi, and (ii) before mailing the notice, Microsoft made a request upon Inktomi for support services and Microsoft did not receive a response to such request or received a response to the effect that Inktomi was unable or unwilling to provide such services or Inktomi in fact did not timely provide such services.

     (c) A copy of each of the Agreements, as executed by Inktomi and such Microsoft, together with a statement by Microsoft, certified by Microsoft, that the copies of the Agreements are true copies, and that the applicable Agreement(s) is(are) still in force and grants Microsoft the rights to use the computer program or programs for which Confidential Materials are requested.

     (d) A certificate stating that Microsoft will pay in advance for all expenses and costs of copying the Confidential Materials requested.

     (e) A Confidentiality and Use Limitation Certificate, in the form of Exhibit B attached hereto, for the benefit of Escrow Agent, Inktomi and any successor of either.

     (f) A certificate stating that Microsoft shall indemnify and hold harmless Escrow Agent from and against any and all losses, damages, and expenses (including attorney's fees) that may be incurred by Microsoft and/or Escrow Agent by reason of Escrow Agent's compliance in good faith with the terms of this Agreement.

     4.2 Upon receipt of a demand and all required supporting documents described in Subsection 4.1 hereof, Escrow Agent shall promptly give notice to Inktomi of such receipt and transmit with such notice a copy of such demand and all accompanying documents. Inktomi or its successor may dispute such demand, at any time within ten (10) business days following

Escrow Agent's notice to Inktomi hereunder by (i) giving written notice to Escrow Agent that it continues to conduct all or substantially all of its search engine business operations and continues to Support the Confidential Materials on a timely basis as required under the terms of the Agreements, or (ii) otherwise specifically denying any statements made by Microsoft in one or more of the documents described in Paragraphs 4.1(a), (b) or (c) hereof. Such notice shall be accompanied by a certificate to Escrow Agent stating that Inktomi will submit to arbitration under the terms and conditions described in Section 5 hereof and abide by any decision rendered by the arbitrators in connection therewith.

     4.3  Upon receipt of Inktomi's notice of dispute as provided in Subsection
4.2 hereof, Escrow Agent shall promptly give notice to Microsoft of such receipt and transmit with such notice a copy of such documents received from Inktomi relating to such dispute. Subject to the last sentence of this Subsection 4.3, Microsoft shall, within thirty (30) days following receipt of Inktomi's notice of dispute, furnish Escrow Agent with a certificate stating that Microsoft will submit to Arbitration under the terms and conditions described in Section 5 hereof and abide by any decision rendered by the arbitrators in connection therewith. Microsoft may withdraw its demand for release of the Confidential Materials at any time by giving Escrow Agent and Inktomi written notice of such withdrawal.

5.  Arbitration.  Upon the earlier of the expiration of the thirty (30) day
    -----------
period described in Subsection 4.3 or the receipt by Escrow Agent of Microsoft's certificate described in Subsection 4.3, the matter shall be submitted to arbitration proceedings in Seattle, Washington, which proceedings shall be conducted under the commercial rules then prevailing of the American Arbitration Association, by a panel of not less than three professional experts in the field of computer software technology. Each party will choose one arbitrator and the two arbitrators so chosen will choose a third. If the two designated arbitrators do not so choose a third within thirty (30) days, either party may apply to the local Superior Court to appoint a third arbitrator. The sole issue for arbitration shall be whether the Agreements remain in force and effect and whether Inktomi has discontinued all or substantially all of its search engine business operations or has ceased to Support the Confidential Materials on a timely basis as required under the terms of either or both of the Agreements.
If the arbitrators determine that Inktomi has discontinued all or substantially all of its search engine business operations or has ceased to Support the Confidential Materials on a timely basis, the arbitrators shall order the release of Confidential Materials. The prevailing party in the arbitration proceedings shall be awarded reasonable attorneys' fees, expert and non-expert witness costs and expenses, and all other costs and expenses incurred directly or indirectly in connection with the proceedings, unless the arbitrators for good cause determine otherwise. The decision of the arbitrators shall be final and binding on the Inktomi and Microsoft and may be entered and enforced in any court of competent jurisdiction.

6.  Interpleader.  Notwithstanding any other provisions of this Agreement, if
    ------------
Escrow Agent receives a written demand from Microsoft for release of Confidential Materials and Escrow Agent is uncertain whether Inktomi's exercise of its right to dispute such demand pursuant to Subsection 4.2 hereof was timely or otherwise effective, then Escrow Agent may, in its sole discretion, begin an interpleader action, pursuant to applicable law, and deposit the Confidential

Materials with the clerk of the court or withhold release of the Confidential Materials until instructed otherwise by the court order.

7.   Fees.  Microsoft shall pay to Escrow Agent, in advance, fees at the
     ----
standard rate prescribed from time to time by Escrow Agent for performance of services hereunder. Prices will be revised annually in accordance with Escrow Agent's regular schedule of fees.

8.  No Duty to Inquire into Truth, Authenticity or Authority; Right to Require
    --------------------------------------------------------------------------
Additional Documents.  Escrow Agent shall not be required to inquire into the
--------------------
truth of any statements or representatives contained in any notices, certificates or other documents required or otherwise provided hereunder, and shall be entitled to assume that the signatures on such documents are genuine, that the persons signing on behalf of any party thereto are duly authorized to execute the same, and that all actions necessary to render any such documents binding on the party purportedly executing the same have been duly undertaken. Without in any way limiting the foregoing, Escrow Agent may in its discretion require from Inktomi or Microsoft additional documents which it deems to be necessary or desirable in the course of performing its obligations hereunder.

9.  Waiver of Claims.
    ----------------

     (a) Inktomi hereby waives any claim for damages or otherwise which it may have against Escrow Agent for any acts undertaken by Escrow Agent pursuant to Microsoft's direction in Escrow Agent's good faith compliance with the terms of this Agreement.

     (b) Microsoft hereby waives any claim for damages or otherwise which it may have against Escrow Agent for any acts undertaken by Escrow Agent pursuant to Inktomi's direction in Escrow Agent's good faith compliance with the terms of this Agreement.

10.  Notices.  Notices under this Agreement shall be in writing, addressed to
     -------
the parties at the addresses listed in this Agreement, or to such other addresses as a party shall have designated by notice to the other parties, and shall be delivered by registered or certified mail, return receipt requested, to the intended recipient. Notices shall be deemed to have been given and received
(i) when signed for on the return receipt, or (ii) if the party to receive notice refuses to sign the return receipt or cannot be located after the exercise of due diligence, three (3) business days after deposit of the notice in the U.S. mail, properly addressed, with postage prepaid.

11.  Termination.
     -----------

     (a) This Agreement shall terminate upon termination of both the Agreements. Upon such termination, Inktomi shall give written notice to Escrow Agent, and provide a copy of such notice to Microsoft in the manner set forth in applicable notice provisions of the Agreements. Unless Microsoft disputes such notice by written notice to that effect to Escrow Agent and Inktomi within ten (10) business days (the "Objection Period") after Microsoft's receipt of said notice from Inktomi, and provided that all fees payable to Escrow Agent for the performance of its services hereunder have been fully paid, Escrow Agent shall release and return all Confidential Materials to Inktomi promptly after the expiration of the Objection Period.

     (b) Except as provided in Subsection 11(a) above or Section 1 hereof with respect to modification of Exhibit A hereto, this Agreement may not be terminated or modified except in writing signed by Escrow Agent, Inktomi and Microsoft. Escrow Agent may, at any time, terminate this Agreement by resigning as escrow agent hereunder. Escrow Agent shall provide Inktomi and Microsoft ninety (90) days advance written notice of its intention to resign. Unless within such period Escrow Agent receives written notice from the Inktomi and Microsoft instructing Escrow Agent to deliver the Confidential Materials to one or both of the parties, or to a third party, Escrow Agent shall deliver the Confidential Materials to Inktomi.

     (c) Upon the delivery of the Confidential Materials to one or both of the parties, or to a third party, as permitted hereunder, all obligations of Escrow Agent under this Agreement shall cease.

12.  Bankruptcy.  In the event of the commencement of a case by or against
     ----------
Inktomi pursuant to 11 U.S.C. Sections 301, 302, or 303, Microsoft may elect to retain its right under this Agreement pursuant to 11 U.S.C. Section 365 (n). In this regard, the Confidential Materials shall be deemed to be "intellectual property" within the meaning of 11 U.S.C. Section 101. Inktomi's obligations under this Agreement shall be binding on Inktomi's successors, including any trustee or debtor in possession that may succeed to Inktomi's rights under this Agreement.

13.  Miscellany.
     ----------

     13.1 This Agreement shall be construed, enforced, performed and in all respects governed by and in accordance with the laws in the State of Washington. In any action or suit to enforce any right or remedy under this Agreement the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

     13.2 In the event any provision of this Agreement is rendered null, void or otherwise ineffective, then (i) the parties agree to negotiate in good faith an acceptable alternative provision which reflects as closely as possible the intent of the unenforceable provision and (ii) notwithstanding, and regardless of whether the parties reach agreement after the good faith negotiations described in clause (i) immediately above, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall remain in full force and effect. Section and all other headings used herein are provided for convenience only and are not to be given any legal effect or considered in interpreting any provision
of this Agreement.   No provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

     13.3 Subject to such rights as Microsoft and/or Inktomi may have under the Agreements, no party hereto shall voluntarily or by operation of law assign, sublicense, transfer, encumber or otherwise dispose of all or any part of its interest in this Agreement without the prior written consent of the non-assigning party. Any attempted assignment, sub-license, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement. Subject to the provisions of this Section, this Agreement shall be binding upon and inure to the benefit of each party and their respective successors and assigns.

     13.4 All rights and obligations of the parties hereunder are personal to them. Except as otherwise specifically stated herein, this Agreement is not intended to benefit, nor shall it be deemed to give rise to, any rights in any third party.

     13.5 Each party shall be responsible for compliance with all applicable laws, rules and regulations, if any, related to the performance of its obligations under this Agreement.

     13.6 No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof or thereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

     13.7 This Escrow Agreement (and, as between Inktomi and Microsoft, the Agreements) contains the entire agreement of the parties with respect to the premises, and may not be modified or amended except by a written instrument executed by the party sought to be charged or bound thereby.

     13.8 For the purposes of this Agreement, Inktomi and Microsoft hereby designate the following individuals (and such additional individuals or substitutes therefor as may hereafter be designated by written notice from Inktomi or Microsoft, whichever is applicable) as having the authority to provide directions to Escrow Agent hereunder:

     Inktomi designates: David Peterschmidt, Jerry Kennelly

     Microsoft designates: ____________________________________________


Executed as of the date first written above.


Escrow Agent:                                DATA BASE, INC.
------------                                     /s/ Jeana Cass
                                             By:________________________________
Data Base, Inc.                                         Jeana Cass
307 South 140/th/ Street                     Print Name:________________________
Seattle, WA  98168                                     Escrow Services
                                             Title:_____________________________
                                                   July 29, 1997
                                             Date:______________________________

                                               INKTOMI CORPORATION

Inktomi:                                           /s/ David C. Peterschmidt
-------                                        By:______________________________

                                                           David C. Peterschmidt
Inktomi Corporation                            Print Name:______________________
1900 South Norfolk Street, Suite 110                  CEO
San Mateo, CA 94403                            Title:___________________________
ATTN: General Counsel
                                                     July 24, 1997
                                               Date:____________________________


                                               MICROSOFT CORPORATION

Microsoft:                                        /s/ Laura Jennings
----------                                     By:______________________________
                                                           Laura Jennings
Microsoft Corporation                          Print Name:______________________
One Microsoft Way                                     Vice President
Redmond, WA  98053-6399                        Title:___________________________
ATTN: Law & Corporate Affairs, U.S. Legal            July 27, 1997
                                               Date:____________________________

                                   EXHIBIT A
                                   ---------
  COMPUTER PROGRAMS FOR WHICH CONFIDENTIAL MATERIALS ARE DEPOSITED WITH ESCROW
                                     AGENT


[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Search Engine:
-------------

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Crawler:
-------

    [*]              [*]

Indexer:
-------

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Utilities:
---------

    [*]              [*]
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    [*]
                                     -10-




[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT B
                                   ---------
                CONFIDENTIALITY AND USE LIMITATION CERTIFICATE


STATE OF WASHINGTON     )
                        )
COUNTY OF KING          )

The undersigned, being first duly sworn upon oath, does state as follows:

1. The undersigned has certain rights in and to certain computer programs and data, under a Software Development Agreement and Search Results
Agreement (the "Agreements") between the undersigned and Inktomi Corporation, a California corporation ("Inktomi").

2. The undersigned has demanded, and expects to receive, source listings and/or other related documentation for such computer programs ("Confidential Materials"). These materials are the confidential and proprietary information of Inktomi, and Inktomi claims protection thereof under applicable of copyright and trade secret law.


3. Upon receipt of the Confidential Materials, the undersigned shall limit the use thereof solely for purposes of installation, operation, maintenance, modification and enhancement of the computer programs. The Confidential Materials, and any copies thereof, shall be used by the undersigned for internal purposes only, and the undersigned shall not make any use of the binary/object codes translated from the Confidential Materials, except as expressly permitted under the Agreements. At all times that the undersigned is entitled to use the Confidential Materials, the undersigned shall continue to pay to Inktomi all royalties and other amounts which Inktomi is entitled to receive under the Agreements.


4. The Confidential Materials shall at all times remain the sole and exclusive property of Inktomi, and the delivery thereof to the undersigned shall not be deemed a grant or transfer of such proprietary interests to the undersigned. The undersigned accepts the Confidential Materials in strict confidence, and shall not make available, provide or otherwise allow or permit the provision, directly or indirectly, of the Confidential Materials, or any part or portion thereof, in any form, representation, or medium, to any person or entity other than the authorized personnel or consultants of the undersigned.

5. The undersigned agrees that Inktomi and DATA BASE, INC. ("Escrow Agent"), a Washington corporation, and any successor thereto or employees or agents thereof, may rely upon this Certificate and the representations made herein for the delivery of the Confidential Materials to the undersigned, and the undersigned agrees to indemnify and hold harmless such persons and entities from and against any and all losses, damages and expenses (including attorneys' fees) arising out of the undersigned's failure to use the Confidential Materials in accordance with this Certificate or the Agreements, or otherwise as a result of any release of any Confidential Materials by Escrow Agent in response to the undersigned's request.

6. Notwithstanding anything to the contrary, this Certificate shall not limit or enlarge the rights or obligations of the parties under the Agreements.

DATED this _____ day of ____________, 19___.


                                    MICROSOFT CORPORATION

                                    By:__________________________________

                                    Print Name:__________________________

                                    Title:_______________________________